EXHIBIT 10.15
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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT, dated as of November 2, 1999 (this "Agreement"), is entered into by and between CDKNET.COM, Inc., a Delaware corporation, with headquarters located at 595 Stewart Avenue, Garden City, New York 11530 (the "Company"), and the purchasers listed on Exhibit A attached hereto (each, a "Purchaser," and collectively, the "Purchasers").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemptions from registration provided by Regulation D ("Regulation D") promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and/or Section 4(2) of the Securities Act; and

         WHEREAS, the Purchasers wish to purchase, and the Company wishes to issue, upon the terms and subject to the conditions of this Agreement, the number of shares of the Company's common stock, par value $.0001 per share ("Common Stock") set forth as Exhibit A hereto, together with warrants to purchase the number of shares of Common Stock set forth as Exhibit A hereto, which such warrants shall be substantially in the form of Exhibit B attached hereto (the "Warrants"). The Warrants may be exercised for the purchase of the Company's Common Stock on the terms set forth therein. The Common Stock and the Warrants are referred to herein as the "Securities."

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       AGREEMENT TO PURCHASE; PURCHASE PRICE

          A. PURCHASE. Each of the Purchasers hereby agrees to purchase from the Company the number of shares of Common Stock and Warrants to purchase the number of shares of Common Stock set forth next to its name on Exhibit A hereto. The purchase price for the Securities shall be $0.35 per share. The purchase price to be paid by each Purchaser shall be set forth on Exhibit A hereto and shall be payable by check or by wire transfer.

          B. CLOSING. The shares of the Common Stock to be purchased by the Purchasers hereunder, in definitive form, and in such denominations and registered in such names as the Purchasers or their representative, if any, may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company for the account of each such
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Purchaser, against payment by such Purchaser or on its behalf of the purchase price set forth on Exhibit A hereto by check or by wire transfer to an account of the Company, all at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, MA 02109 at 10:00 a.m. on November 2, 1999, or at such other time and date as the Purchasers or their representative, if any, and the Company may agree upon in writing, such date being referred to herein as the "Closing Date."

2.       PURCHASER REPRESENTATIONS AND WARRANTIES; ACCESS TO
         INFORMATION; INDEPENDENT INVESTIGATION.

          Each Purchaser represents and warrants to, and covenants and agrees with, the Company as follows:

         a. The Purchaser is purchasing the Securities and for investment purposes only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof. The Purchaser has not purchased or sold shares of the Company's Common Stock during the three months prior to the date of this Agreement;

         b. The Purchase is an "Accredited Investor" as that term is defined in Regulation D adopted pursuant to the Securities Act;

         c. The Purchaser and each of its equity owners is (i) experienced in making investments of the kind described in this Agreement and the related documents and (ii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors, to protect its own interests in connection with the transactions described in this Agreement and the related documents;

         d. The Purchaser has been given the opportunity to consult with senior management of the Company and to obtain such information as the Purchaser has considered necessary or appropriate in order for the Purchaser to evaluate the proposed investment in the Company's securities;

         e. All subsequent offers and sales of the Common Stock and the Common Stock issuable upon exercise of the Warrants shall be made pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration;

         f. The Purchaser understands that the Securities are being offered and sold to it in reliance upon exemptions from the registration requirements of the United States federal and state securities laws, and that the Company is relying upon the truth and accuracy of the Purchaser's representations and warranties, and the Purchaser's compliance with its agreements, each as set forth herein, in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities; and

         g. This Agreement has been duly and validly authorized, executed and delivered on

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behalf of the Purchaser and is a valid and binding agreement of the Purchaser, enforceable in accordance with its terms, except to the extent that enforcement of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

          The representations of each Purchaser set forth herein are made solely with respect to such Purchaser, and not on behalf of any other Purchaser.

3.       REPRESENTATIONS OF THE COMPANY

          The Company represents and warrants to each Purchaser that, except as set forth in the Disclosure Schedule attached hereto as Schedule 1 (the "Disclosure Schedule"):

          a. ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction. The Disclosure Schedule sets forth all of the Company's subsidiaries, together with any other entities in which the Company holds an equity interest, or a security that is convertible into, or exercisable for, an equity interest in such entity. Except as set forth in the Disclosure Schedule, the Company is not a party to any joint venture or partnership. Each of the Company and its subsidiaries is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Disclosure Schedule sets forth the jurisdictions in which the Company and any of its subsidiaries are qualified to do business as a foreign corporation.

          b. CAPITALIZATION. Prior to giving effect to the transactions contemplated by this Agreement, the authorized capital of the Company shall consist of 40,000,000 shares of Common Stock, of which 14,706,157 shares were issued and outstanding on October 21, 1999. Schedule 1 hereto sets forth the options, warrants and convertible securities of the Company (the "Derivative Securities") which are outstanding on the date hereof, including in each case
(i) the name and class of such Derivative Securities, (ii) the issue date of such Derivative Securities, (iii) the number of Shares of Common Stock of the Company into which such Derivative Securities are convertible or exercisable as of the date hereof, (iv) the conversion or exercise price or prices of such Derivative Securities as of the date hereof and (v) the expiration date of any conversion or exercise rights held by the owners of such Derivative Securities. All of the outstanding securities of the Company and each of its subsidiaries were issued in transactions that were effected in compliance with the applicable securities laws and regulations of the U.S. or any state thereof.

          c. EXISTING SHAREHOLDERS; AGREEMENTS. The Disclosure Schedule sets forth the complete capitalization table of the Company as of June 30, 1999, prepared both on an outstanding and fully diluted basis, showing the number of shares of the Company's issued and

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outstanding capital stock, including options and warrants, of the Company held by any person or entity on a pro forma basis as of the date of this Agreement. Except as described in the Disclosure Schedule, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of its knowledge, between or among any holders of its capital stock, relating to the acquisition, disposition, holding or voting of the capital stock of the Company. The Company is not party to any agreement which may require the Company to repurchase at any time any shares of its capital stock.

          d. CONCERNING THE STOCK TO BE ISSUED ON THE CLOSING DATE. On the Closing Date, the shares of Common Stock to be issued to the Purchasers, upon payment of the purchase price therefore, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any security holder of the Company, as such, to acquire the Securities issuable to the Purchasers hereunder.

          e. CONCERNING THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THE WARRANTS. The Common Stock issuable upon exercise of the Warrants, when so issued, shall be duly and validly issued, fully paid and non-assessable, and will not subject the holder thereof to personal liability by reason of being such a holder. There are no preemptive rights of any security holder of the Company, as such, to acquire the Common Stock issuable to the Purchasers pursuant to the terms of the Warrants.

          f. REPORTING COMPANY STATUS. The Company's Common Stock are not currently required to be registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") as of the date hereof.

          g. AUTHORIZED SHARES. The Company has legally available a sufficient number of authorized and unissued Common Stock as may be reasonably necessary to effect the exercise of the Warrants.

          h. LEGALITY. The Company has the requisite corporate power and authority to enter into, and to perform its obligations under, this Agreement and to issue and deliver the Securities. The issuance of the Securities (and the Common Stock issuable upon exercise of the Warrants) have been duly and validly authorized by all necessary corporate action by the Company.

          i. TRANSACTION AGREEMENTS. This Agreement, and the Registration Rights Agreement, the form of which is attached hereto as Exhibit C (the "Registration Rights Agreement," and together with this Agreement, and the Warrants, the "Primary Documents"), and the transactions contemplated thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the other Primary Documents, when executed and delivered by the Company, will each be, a valid and binding agreement of the Company, enforceable in accordance with their respective terms, except to the extent that enforcement of each of the Primary Documents may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or

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other similar laws now or hereafter in effect relating to creditors' rights generally and to general principles of equity.

          j. APPLICABLE CONTRACTS. All of the contracts and agreements with expected receipts, expenditures or liabilities in excess of $25,000 or involving a license or grant of rights to or from the Company or any of its subsidiaries involving patents, trademarks, copyrights or other proprietary information applicable to the business of the Company and its subsidiaries as of the date hereof and as of the date of the Closing are listed on the Disclosure Schedule. The Company has furnished to the Purchasers true, accurate and complete copies of all of such documents, as they are in effect as of the date hereof.

          k. NON-CONTRAVENTION. The execution and delivery of this Agreement and each of the other Primary Documents, and the consummation by the Company of the other transactions contemplated by this Agreement and each of the other Primary Documents, does not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws of the Company, or any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which they or any of their properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree which is material to the Company, judgment or order of any court, or United States federal or state regulatory body, administrative agency, or any other U.S. or foreign governmental body having jurisdiction over the Company, its subsidiaries, or any of their properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business of the Company or the transactions contemplated by this Agreement or by the other Primary Documents.

          l. APPROVALS. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the entry into or the performance of this Agreement and the other Primary Documents, except (i) such authorizations, approvals and consents that have been obtained, copies of which have been furnished to the Purchasers and, (ii) authorizations, approvals, consents or orders of the Commission with respect to the Registration Statements referred to in the Registration Rights Agreement and the Company's Form 10-SB, which approvals and orders are not required to be obtained as of each Closing Date and will be timely obtained when required.

          m. SEC FILINGS. None of the reports or documents filed by the Company with the Commission since January 1, 1996 contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          n. FINANCIAL STATEMENTS. The consolidated financial statements including the income statements and balance sheets for each of the last two fiscal years (the most recent ending

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June 30, 1999) of the Company and its subsidiaries, together with the related notes and schedules that have been provided to the Purchasers present fairly in all material respects the financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. Grant Thornton International, which certified the financial statements that the Company intends to file with the Commission, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

          o. ABSENCE OF CERTAIN CHANGES. Since June 30, 1999, the date of the last consolidated balance sheet furnished to the Purchasers, there has been no material adverse change and no material adverse development in the business properties, operations, financial condition, outstanding securities or results of operations of the Company and its subsidiaries, taken as a whole.

          p. TITLE TO PROPERTIES; LIENS AND ENCUMBRANCES. The Disclosure Schedule sets forth all real properties owned or leased by the Company or any of its subsidiaries, together with all material tangible assets owned or leased by the Company or any of its subsidiaries, in each case, setting forth in reasonable detail the nature of the ownership interest of the Company or its subsidiary, as the case may be. The Company has good and marketable title to all of its properties and assets, both real and personal, and has good title to all its leasehold interests, in each case subject only to mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges created in the ordinary course of business.

          q. PATENTS AND OTHER PROPRIETARY RIGHTS. The Company has sufficient title, license or ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights (collectively the "Proprietary Rights") necessary for its business as now conducted. The business as currently conducted by the Company does not infringe on the Proprietary Rights of any third party. The Disclosure Schedule identifies all applications and registrations heretofore made or effected by the Company or any of its subsidiaries to protect any of the Proprietary Rights or other intangible property rights the use of which is necessary or desirable in connection with the business of the Company and its subsidiaries. Each person that has heretofore performed any work or services related to the development of the Company's Proprietary Rights has executed and delivered to the Company an Employee Confidentiality and Assignment Agreement or a confidentiality and Trade Secret Agreement in substantially the form that has been provided to the Purchasers.

         r. PERMITS. The Disclosure Schedule sets forth all franchises, permits, licenses and any similar authority possessed by the Company or any of its subsidiaries. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now conducted, the lack of which would materially and adversely affect the business or financial

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condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or similar authority.

          s. ABSENCE OF LITIGATION. The Disclosure Schedule sets forth all actions, suits, proceedings, inquiries or investigations before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, in which an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole, or the transactions contemplated by the Primary Documents, or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Primary Documents.

          t. NO DEFAULT. Each of the Company and its subsidiaries is not in default in the performance or observance of any material obligation, covenant or condition contained in any material indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property may be bound.

          u. TRANSACTIONS WITH AFFILIATES. The Disclosure Schedule sets forth the names of the directors and executive officers of the Company and each of its subsidiaries, together with, to the best of the Company's knowledge, a list of any persons or entities, who, either individually or as members of a "group," is the beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of 5% or more of the Company's outstanding shares of common stock. Except as set forth in the Disclosure Schedule, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors or affiliates.

          v. EMPLOYEE COMPENSATION PLANS. The Disclosure Schedule sets forth all of the employment contracts, stock option plans, bonus plans, incentive plans, profit sharing plans, deferred compensation agreements, retirement agreements or other employee compensation agreements. The Company has furnished to the Purchasers true, accurate and complete copies of all of such documents, as they are in effect as of the date hereof.

          w. TAXES. All applicable tax returns required to be filed by the Company and each of its subsidiaries have been filed, or if not yet filed have been granted extensions of the filing dates which extensions have not expired, and all taxes, assessments, fees and other governmental charges upon the Company, its subsidiaries, or upon any of their respective properties, income or franchises, shown in such returns and on assessments received by the Company or its subsidiaries to be due and payable have been paid, or adequate reserves therefor have been set up if any of such taxes are being contested in good faith; or if any of such tax returns have not been filed or if any such taxes have not been paid or so reserved for, the failure to so file or to pay would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

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          y. INSURANCE. The Disclosure Schedule sets forth all of the insurance policies that relate to the business of the Company and its subsidiaries. The Company and its subsidiaries currently have insurance covering the risks associated with their businesses in such amounts as are customary in their respective industries. Neither the Company or any of its subsidiaries is aware of any pending or threatened claims against the Company for personal injuries or property damages. Except as set forth in the Disclosure Schedule, no insurance company has ever denied any claim made by the Company or any of its subsidiaries for any claims with respect to any insurance policy.

          z. INVESTMENT COMPANY ACT. The Company is not conducting, and does not intend to conduct its business in a manner which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended. The Company will not become an investment company as a result of the transactions contemplated by this Agreement.

          aa. AGENT FEES. Except for such payments or other consideration as may be owed to Quest, Ltd., the material terms of which have been disclosed to the Purchasers, the Company has not incurred any liability for any finder's or brokerage fees or agent's commissions in connection with the offer and sale of the Securities hereunder.

          bb. PRIVATE OFFERING. Subject to the accuracy of the Purchaser's representations and warranties set forth in Section 2 hereof, the offer, sale and issuance of the Securities as contemplated by this Agreement are exempt from the registration requirements of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer any of the Common Stock or the Warrants or any other securities for issuance or sale, or solicit any offer to acquire any of the same from anyone so as to render the issuance and sale of the Securities subject to the registration requirements of the Securities Act. The Company has not offered or sold the Securities by any form of general solicitation or general advertising, as such terms are used in Rule 502(c) under the Securities Act.

          cc. FULL DISCLOSURE. The representations and warranties of the Company set forth in this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary to make the statements contained herein, in light of the circumstances under which they were made, not misleading.

4.       CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

          a. TRANSFER RESTRICTIONS. Each Purchaser acknowledges that (1) neither the Common Stock, the Warrants, or the shares of Common Stock issuable upon exercise of the Warrants, have been, and are not being, registered under the Securities Act, except as provided in the Registration Rights Agreement, and may not be transferred unless (A) subsequently registered thereunder or (B) the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form and substance to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of securities made in reliance upon Rule 144 under the Securities Act

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may be made only in accordance with the terms of said Rule and further, if said
Rule is not applicable, any resale of the securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the Securities Act, may require compliance with another exemption under the Securities Act and the rules and regulations of the Commission thereunder; and (3) neither the Company nor any other person is under any obligation to register the securities (other than pursuant to the Registration Rights Agreement) under the Securities Act or to comply with the terms and conditions of any exemption thereunder. The provisions of Section 4(a) and 4(b) hereof shall be binding upon any subsequent transferee of the Common Stock, the Warrants, or the shares of Common Stock issuable upon exercise of the Warrants.

          b. RESTRICTIVE LEGEND. Each Purchaser acknowledges and agrees that the Common Stock or the Warrants, and, until such time as the Common Stock issuable upon exercise of the Warrants shall have been registered under the Securities Act as contemplated by the Registration Rights Agreement and sold in accordance with such Registration Statement, such securities may be subject to a stop-transfer order placed against the transfer of such securities, and such shares shall bear a restrictive legend in substantially the following form:

                           THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

          c. FILINGS. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Common Stock to each Purchaser as required by United States laws and regulations, or by any domestic securities exchange or trading market, including, if applicable, the filing of a notice on Form D (at such time and in such manner as required by the Rules and Regulations of the Commission), and to provide copies thereof to the Purchasers promptly after such filing or filings.

          d. REPORTING STATUS. So long as any of the Purchasers beneficially owns any of the Securities, the Company shall file all reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and, except in connection with an acquisition transaction in which at least 50% of the Company's voting equity securities or substantially all of the assets of the Company are acquired by another entity (a "Corporate Transaction"), the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such

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termination.

          e. STATE SECURITIES FILINGS. The Company shall from time to time promptly take such action as any of the Purchasers may reasonably request to qualify the Securities for secondary trading under the securities laws (other than United States federal securities laws) of such jurisdictions in the United States as shall be so identified to the Company, and to comply with such laws so as to permit the continuance of sales therein, provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to the service of process in any jurisdiction.

          f. USE OF PROCEEDS. The Company will use the proceeds from the issuance of the Common Stock (excluding amounts paid by the Company for legal fees and finder's fees in connection with the sale of the Common Stock) towards
(i) the repayment of up to $170,000 of indebtedness owed to Steven Horowitz,
(ii) the commercialization of products developed with the technologies of the Company and (iii) working capital (including to effect potential acquisitions) and general corporate purposes.

          g. RESERVATION OF ORDINARY SHARES. The Company will at all times have authorized and reserved for the purpose of issuance a sufficient number of shares of Common Stock to provide for the exercise of the Warrants. The number of shares of Common Stock reserved for issuance by the Company upon exercise of the Warrants shall at all times be allocated pro rata among the Purchasers based upon the aggregate purchase price of the Common Stock purchased by each Purchaser, and no Purchaser may at any time convert its Common Stock or exercise Warrants so as to obtain a greater number of Common Stock than its pro rata allocation of the Company's reserved Common Stock. In the event that a Purchaser shall sell or otherwise transfer, in whole or in part, any of its Securities (except for Common Stock of the Company subject to an effective registration statement under the Securities Act or otherwise freely tradable by such Purchaser), each transferee shall, for purposes of determining such transferee's allocation of the Company's reserved Common Stock, be allocated a pro rata portion of the initial purchase price paid by such Transferor upon its purchase of the Common Stock.

         h.       SUBSEQUENT SALE AT LOWER PRICE.

                  (i) REQUIRED ADJUSTMENTS. Subject to the exclusions contained in Section 4(h)(iv) below, if during the period ending on the date of effectiveness of the Registration Statement covering the Shares as contemplated by the Registration Rights Agreement (the "MFN Period"), the Company sells any shares of its Common Stock in a capital raising transaction at a Per Share Selling Price lower than the Purchase Price per share set forth in Exhibit A hereof, the Purchase Price per share of the Shares sold to the Investors hereunder shall be adjusted downward to equal such lower Per Share Selling Price and Investors shall be entitled to receive the additional shares as provided by
Section 4(h)(iii) and additional Warrants equal to 10% of the additional shares. The Company shall give to the Investors written notice of any such sale within 24 hours of the closing of any such sale. For so long as an Investor owns 51% or more of the Shares originally acquired by such Investor hereunder, such Investor shall be entitled to the full

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

benefit of the Purchase Price adjustment required by this Section 4(h) in respect of all Shares originally acquired; in the event an Investor then owns less than 51% of the Shares originally acquired by it hereunder, such Investor shall be entitled to additional shares only with respect to the number of Shares originally acquired and then owned by such Investor as provided in this Section 4(h). The parties agree that for purposes of this Section 4(h) (including determination of the number of originally acquired shares held by an Investor) shares of Common Stock sold or otherwise disposed of by an Investors shall be deemed to be those originally acquired hereunder until that number is reduced to zero.

         (ii)     DEFINITIONS.

                  (a) For the purposes of this Section 4(h), the term "Per Share Selling Price" as used in this Section 4(h) shall include the amount actually paid by third parties for each share of Common Stock. In the event a fee in excess of 6% is paid by the Company in connection with such transaction, any such excess amount shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price. A sale in a capital raising transaction of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the excess fee amount as provided above). In case of any such security issued within the MFN Period in a "Variable Rate Transaction" or an "MFN Transaction" (each as defined below), the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, each over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Investors.

                  (b) The term "Variable Rate Transaction" shall mean a transaction in which the Company issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, or (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (b) any securities of the Company pursuant to an "equity line" structure which provides for the sale, from time to time, of securities of the Company which are registered for resale pursuant to the Securities Act.

                  (c) The term "MFN Transaction" shall mean a transaction in which the Company issues or sells any equity securities in a capital raising transaction or series of related transactions (the "New Offering") which grants to an investor (the "New Investor") the right to receive additional shares based upon future equity raising transactions of the Company on terms more favorable than those granted to the New Investor in the New Offering.

                  (d) The term "MFN Period" shall have the meaning set forth in
Section 4(h)(i), above.

         (iii) ADJUSTMENT MECHANISM. If an adjustment of the Purchase Price is required pursuant to Section 4(h)(i), the Company shall deliver to the Investors within ten (10) business days of the closing of the transaction giving rise to the adjustment ("Delivery Date") each Investor's pro-rata share of such number of additional shares of Common Stock equal to (i) the aggregate Purchase Price paid by such Investor divided by the adjusted per share purchase price as required under Section 4(h)(i), minus (ii) the total number of shares of Common Stock previously delivered to that Investor hereunder; provided however, that the Company shall effect such adjustment in cash, in whole or in part, to the extent required by Section 4(h)(i). In the event the Company fails to deliver the additional shares (or cash, as the case may be) within three (3) days of the Delivery Date, the Company shall be liable to the Investors for a penalty equal to 2% of the aggregate Purchase Price adjustment per month (in each instance to such Investor pro rata in accordance with its participation in this offering), payable in Common Stock or cash, at each Investor's election.

         (iv) LIMITATION ON NUMBER OF SHARES. No Investor shall be required to accept, by way of any such adjustment a number of shares of the Company such that the total number of such shares held by an Investor as of the date of such adjustment would exceed 9.90% of the total outstanding Common Stock of the Company. The Company shall effect the adjustment required by this Section by cash refund (in an amount equal to the amount paid plus 15%) to the extent necessary to avoid causing the aforesaid limitations to be exceeded. Only shares acquired pursuant to this Agreement will be included in determining whether the limitations would be exceeded for purposes of this Section 4(h)(i).

         (v) CAPITAL ADJUSTMENTS. In case of any stock split or reverse stock split, stock dividend, reclassification of the common stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 4(h) shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.

         (vi) EXCLUSIONS. Section 4(h)(i) shall not apply to (i) sales of shares of Common Stock by the Company upon conversion or exercise of any convertible securities, options or warrants outstanding prior to the date hereof pursuant to the terms of such securities, options or warrants on the date hereof; or (ii) sales of shares of Common Stock by the Company pursuant to the provisions of any shareholder-approved option or similar plan existing on the date hereof.

 5.      TRANSFER AGENT INSTRUCTIONS.

          a. The Company warrants that no instruction other than the instructions referred to in this Section 5, and stop transfer instructions to give effect to Sections 4(a) and 4(b) hereof prior to the registration and sale of the Common Stock issuable upon exercise of the Warrants under the Securities Act, will be given by the Company to the transfer agent and registrar for its Common Stock and that such Common Stock shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing in this Section shall affect in any way each Purchaser's obligations to comply with all applicable securities laws upon resale of the Securities. If a Purchaser provides the Company with an opinion of counsel reasonably satisfactory (as to both the identity of such counsel and the content of such opinion) to the Company that registration of a resale by the Purchaser of any of the securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the Securities Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the securities and, in the case of the Common Stock, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such names and in such denominations as specified by such Purchaser.

          b. The Company will permit each Purchaser to exercise its right to exercise the Warrants by faxing an executed and completed Form of Election to Purchase to the Company, and delivering within three (3) business days thereafter, the original Form of Election to Purchase (and the related original Warrants) to the Company by hand delivery or by express courier. Each date on which a Form of Election to Purchase is faxed to and received in accordance with the provisions hereof shall be deemed a "Exercise Date." The Company (or its transfer agent) will transmit the certificates representing the Common Stock issuable upon exercise of any Warrants (together with the Warrants not so exercised) to such Purchaser via express courier as soon as practicable, but in all events no later than the later to occur of (the "Delivery Date") (i) three
(3) business days after the Exercise Date and (ii) three (3) business days after receipt by the Company of the original Form of Election to Purchase (and the related original Warrants), as applicable. For purposes of this Agreement, such exercise of the Warrants shall be deemed to have been made immediately prior to the close of business on the Exercise Date.

          c. In lieu of delivering physical certificates representing the Common Stock issuable upon the exercise of the Warrants, provided the Company's transfer agent is participating in the Depositary Trust Company ("DTC") Fast Automated Securities Transfer program, on the written request of a Purchaser who shall have previously instructed such Purchaser's prime broker to confirm such request to the Company's transfer agent, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such Common Stock to the Purchaser by crediting the account of the Purchaser's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system no later than the applicable Delivery Date.

          d. The Company understands that a delay in the issuance of Common Stock beyond the applicable Delivery Date could result in an economic loss to the applicable Purchaser. If, three (3) business days after receiving written notice of noncompliance with the delivery requirements of Section 5(b), the Company still fails to deliver the common Stock issuable upon exercise of the Warrants, the Company agrees to pay such Purchaser the sum of $5,000 per day for each 25,000 shares of Common Stock purchased upon the exercise of the Warrants.

          e. The Company shall pay any payments incurred under this Section 5 in immediately available funds upon demand. Nothing herein shall limit a Purchaser's right to pursue actual damages for the Company's failure to issue and deliver shares of Common Stock to such Purchaser. Furthermore, in addition to any other remedies which may be available to such Purchaser, in the event that the Company fails for any reason to effect delivery of such Common Stock within five (5) business days after the relevant Delivery Date, the Purchaser will be entitled to revoke the relevant Form of Election to Purchase by delivering a notice to such effect to the Company, whereupon the Company and such Purchaser shall each be restored to their respective positions immediately prior to delivery of such Form of Election to Purchase. For purposes of this
Section 5, "business day" shall mean any day in which the financial markets of New York are officially open for the conduct of business therein.

6.       CONDITIONS TO THE COMPANY'S OBLIGATIONS TO ISSUE THE
         SECURITIES.

          Each Purchaser understands that the Company's obligation to issue the Securities on the Closing Date to the Purchasers pursuant to this Agreement is conditioned upon:

         a. The accuracy on the Closing Date of the representations and warranties of each Purchaser contained in this Agreement as if made on such Closing Date and the performance by each Purchaser on or before the Closing Date of all covenants and agreements that such Purchaser is required to perform on or before the Closing Date;

         b. The absence or inapplicability of any and all laws, rules or regulations prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

7.       CONDITIONS TO THE PURCHASERS' OBLIGATION TO PURCHASE THE
         SECURITIES.

          The Company understands that each Purchaser's obligation to purchase the Securities on the Closing Date is conditioned upon:

         a. The accuracy on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date, and the performance by the Company on or before the Closing Date of all covenants and agreements of the Company required to be performed on or before the Closing Date;

          b. On the Closing Date, the Purchaser shall have received an opinion of counsel for the Company, Foley, Hoag & Eliot LLP, dated the Closing Date, in form, scope and substance reasonably satisfactory to each Purchaser, to the effect set forth in Exhibit D attached hereto;

          c. The Company shall have executed and delivered a signed counterpart to the Registration Rights Agreement;

          d. On the Closing Date, the Purchasers shall have received a certificate executed by the (i) the President or the Chairman of the Company and
(ii) the Chief Financial Officer of the Company, stating that all of the representations and warranties of the Company set forth in this Agreement are accurate as of the Closing Date and that the Company has performed all of its covenants and agreements required to be performed under this Agreement on or before the Closing Date.

          e. The Company shall have retained the accounting firm of Grant Thornton International to conduct an audit of its consolidated balance sheet as of the end of its last two completed fiscal years, together with its related consolidated statement of operations and consolidated statement of cash flows for the fiscal years ending on such dates.

          f. On or before the Closing Date, all shares of the Company's convertible preferred stock shall have been converted into Common Stock in accordance with their respective terms, and reasonable evidence of such conversion shall have been furnished to the Purchasers.

          g. On the Closing Date, the Purchasers shall have received from the Company such other certificates and documents as they or their representative, if applicable, shall reasonably request, and all proceedings taken by the Company in connection with the transactions contemplated by this Agreement and the other Primary Documents and all documents and papers relating to such Primary Documents shall be satisfactory to the Purchasers and their counsel.

          h. On or prior to any Closing Date, there shall not have occurred any of the following: (i) a suspension or material limitation in the trading of securities generally on the New York Stock Exchange, the American Stock Exchange or Nasdaq; (ii) a general moratorium on commercial banking activities in New York declared by the applicable banking authorities; (iii) the outbreak or escalation of hostilities involving the United States, or the declaration by the United States of a national emergency or war; or (iv) a change in international, political, financial or economic conditions, if the effect of any such event, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to proceed with the purchase of the Securities on the terms and in the manner contemplated in this Agreement and in the other Primary Documents.

8.        EXPENSES.

         The Company covenants and agrees with the Purchasers that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issuance of the Securities, (b) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(f) hereof, and (c) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. If the Company fails to satisfy its obligations or to satisfy any condition set forth in this Agreement, as a result of which the Securities are not delivered to any of the Purchasers on the terms and conditions set forth herein, the Company shall reimburse such Purchasers for any actual, documented, out-of-pocket expenses reasonably incurred by such in making preparations for the purchase, sale and delivery of the Common Stock not so delivered.

9.       REPORTING REQUIREMENTS.

         The Company shall furnish to each Purchaser:

          a. as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter of the Company, unaudited consolidated balance sheets, as of the close of such fiscal quarter together with a statement of operations and a statement of cash flows of the Company and its subsidiaries setting forth in comparative form the figures for the corresponding period in the prior year, all prepared in accordance with generally accepted accounting principles, consistently applied;

          b. promptly upon their becoming available, all press releases and other statements made available to the public concerning material changes or developments in the business of the Company;

          c. within 90 days after the end of each fiscal year of the Company, consolidated statements of operations and cash flow of the Company and its subsidiaries for such fiscal year, and a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by an unqualified opinion (except for qualifications regarding specified contingent liabilities) of an independent accounting firm of recognized national standing; and

          d. within ten days after transmission thereof, copies of all financial statements, proxy statements, reports and any other general written communications which the Company sends to its stockholders and copies of all registration statements and all regular, special or periodic reports which it files, or any of its officers or directors file with respect to the Company, with the Commission or with any securities exchange on which any of the Company's securities are then listed, and copies of all press releases and other statements made available generally by the Company to the public concerning material developments in the Company's business.

          Each of the financial statements referred to in subparagraph (a) and
(c) above will be true
and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments.

10.      GOVERNING LAW; MISCELLANEOUS.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the Primary Documents, and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or enforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of each of the parties hereto, including any transferees of the Securities. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11.      NOTICES.

         Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.


COMPANY:              CDKNET.COM INC.
                      595 Stewart Avenue
                      Garden City, New York  11530
                      ATT.: Shai Bar Levi
                      Tel.:  (212) 547-6061
                      Fax:  (212) 265-3878
                      with copies to:

                      FOLEY HOAG ELIOT LLP
                      One Post Office Square
                      Boston, Massachusetts  02109
                      ATT.: David Broadwin
                      Tel.:  (617) 832-1000
                      Fax:  (617) 832-7000


PURCHASERS:           At the addresses set forth on the signature page of this
                      Agreement, as such addresses may be updated from time to time by each of the Purchasers.

                      WITH COPIES TO:

                      EPSTEIN, BECKER & GREEN, P.C.
                      250 Park Avenue
                      New York, New York 10177
                      ATT: Joseph A. Smith
                      Tel.: (212) 351-4500
                      Fax: (212) 661-0989



12.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company and each of the Purchasers shall survive the execution and delivery of this Agreement and the delivery of the Common Stock for a period of one (1) year.

13.      CONFIDENTIALITY.

         Each of the Company and the Purchasers agrees to keep confidential, and not to disclose (except as required pursuant to the Securities Act or the Exchange Act or the rules promulgated thereunder) to or use for the benefit of any third party, the terms of this Agreement, any of the other Primary Documents or any other information which at any time is designated in writing by the other party as confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law.

         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

                                              CDKNET.COM, INC.



                                              By: /s/ Steven Horowitz
                                                 ------------------------
                                              Name: Steven Horowitz
                                              Title: Chairman


         IN WITNESS WHEREOF, this Agreement has been duly executed by each of the undersigned.

                                              "PURCHASERS"

                                              /s/ Steven Horowitz
                                              -----------------------
                                              Steven Horowitz

                                              /s/ Shai Bar Levi
                                              -----------------------
                                              Shai Bar Levi

                                              /s/ Michael Sonnenberg
                                              -----------------------
                                              Michael Sonnenberg


                                              The Gross Foundation, Inc.

                                              By:
                                                  ----------------------
                                              Name:
                                                   ---------------------
                                              Title:
                                                    --------------------
                                              ADDRESS:


                                              PHONE:
                                              FAX:

EXHIBIT A                             PURCHASERS
EXHIBIT B                             FORM OF WARRANT
EXHIBIT C                             REGISTRATION RIGHTS AGREEMENT
EXHIBIT D                             OPINION OF FOLEY HOAG ELIOT LLP
SCHEDULE 1                            DISCLOSURE SCHEDULE

              EXHIBIT A TO SECURITIES PURCHASE AGREEMENT PURCHASERS
              -----------------------------------------------------


                              NUMBER OF
                              SHARES OF
                              COMMON STOCK       NUMBER OF
NAME OF                       TO BE              WARRANTS
PURCHASER                     PURCHASED          PURCHASED      PURCHASE PRICE
---------                     ---------          ---------      --------------

Steven Horowitz               285,714            28,571         $100,000
--------------------------------------------------------------------------------
Shai Bar Levi                 107,143            10,714         $ 37,500
--------------------------------------------------------------------------------
Michael Sonnenberg            142,857            14,285         $ 50,000
--------------------------------------------------------------------------------
The Gross                     714,286            71,486         $250,000
Foundation, Inc.
--------------------------------------------------------------------------------
                    TOTAL:    1,250,000          125,056        437,500
--------------------------------------------------------------------------------

                   SCHEDULE 1 TO SECURITIES PURCHASE AGREEMENT

                               DISCLOSURE SCHEDULE

1.       Organization
         ------------

         A.       Subsidiaries
                  ------------
                                              State of             Foreign
                      Name                  Incorporation       Incorporation
                      ----                  -------------       -------------
               CDKnet, LLC                   New York                None
         Creative Technologies, LLC          New York                None


         B.       Other Equity or Convertible Security Interest held by the
                  ---------------------------------------------------------
                  Company
                  -------

                  None

         C.       Joint Ventures or Partnerships
                  ------------------------------

                  Letter Agreement dated April 26, 1999 between T.B.A. Network, Inc. and CDKnet, LLC regarding potential business (Garth Brooks/Capitol Records- Nashville) with compensation in the form of options to purchase common stock.

                  Agreement dated March 19, 1999 between Peterson's and CDKnet, LLC regarding an affiliated marketing arrangement for "CollegeQuest" using CDK technology.

                  Agreement dated January 8, 1999 between CDKnet, LLC, The Latin Music Factory, Inc. and the American Latin Broadcasting Company establishing a strategic marketing partnership to create, market and distribute Latin Music video CDKs.

                  Undated agreement between CDKnet, LLC and the Hungarian Broadcasting Corp. regarding the use of CDK technology and the EMusicFactory.



2.       Capitalization --
         --------------

         See attached chart of Options, Warrant, Convertible Securities Holders


3.       Existing Shareholders; Agreements
         ---------------------------------

         A.       Existing Shareholders
                  ---------------------

                  See chart

         B.       Agreements between or among Company and Shareholders
                  ----------------------------------------------------

                  Letter Agreement dated July 30, 1999, between CDKnet, LLC and Cabaret Software, Inc. regarding modifications to the Custom Software Development Agreement between the parties dated June 19, 1999 and March 19, 1999.

                  Consulting Agreement dated July 20, 1999 between CDKNET.COM, Inc. and Quest Partners Ltd. regarding financing advice in exchange for options to purchase common stock.

                  Mutual Release Agreement dated March 31, 1999, between CDKNET.COM, INC. and FAB Securities of America regarding mutual release from obligations with issuance of 318,499 warrants to purchase CDKNET.COM common stock.

                  Letter Agreement dated February 5, 1999 between Herbert H. Sommer (attorney for CDKNET.COM, INC.) and George Sandu, International Investment Group, regarding the repayment of a bridge loan.

                  Letter dated February 4, 1999 to Patrick Fields, Esq. from CDKNET.COM, INC., delivering Bandia's warrants to purchase CDKNET.COM, INC. common stock.

                  CDKNET.COM, Inc. - 5.75% Convertible Subordinated Debenture Due February 1, 2009, Issued on February 3, 1999.

                  Equipment Purchase Agreement dated January 22, 1999 between CDKnet, LLC and Bandai America Incorporated regarding the purchase of equipment in exchange for cash and common stock.

                  Undated Registration Rights Agreement between Spiga Limited and CDKNET.COM, INC.

                  Letter dated October 23, 1998 between James Messina and Steven
                  A. Horowitz, President, Technology Horizons Corp. regarding the extension of lockup period for shares.

                  Amendment dated October 15, 1998 to the Registration Rights Agreement between Technology Horizons Corp. and Robert Kelly.

                  Registration Rights Agreement dated September 4, 1998 between Technology Horizons Corp. and Kelly Music and Entertainment Corp.

                  Assignment Agreement dated September 4, 1998, between Kelly Music & Entertainment Corp. and Technology Horizons Corp. regarding the assignment of KME's interest in CDKnet, LLC in exchange for the retirement of debt and cash or stock in Technology Horizons Corp.

                  Agreement dated June 8, 1998 among Technology Horizons Corp. and Kelly Music & Entertainment Corp. for the purchase of KME's 26.15% interest in CDKnet, LLC.

                  Amendment dated June 3, 1998 to the Registration Rights Agreement between Technology Horizons Corp. and Alvin Pock.

                  Registration Rights Agreement dated June 3, 1998, between Technology Horizons Corp. and Robert L. Kelly.

                  Registration Rights Agreement dated June 3, 1998, between Technology Horizons Corp. and Alvin Pock.

                  Assignment Agreement dated June 3, 1998, between Robert L. Kelly and Technology Horizons Corp. regarding the purchase of Pock's 16.1% interest in CDKnet, LLC in exchange for Technology Horizon's common stock.

                  Assignment Agreement dated June 3, 1998 between Kelly Music & Entertainment Corp. and CDKnet, LLC re: retire $800,000 Debt swapped for 5% Int.

                  Assignment Agreement dated June 3, 1998, between Alvin Pock and Technology Horizons Corp. regarding the purchase of Pock's 16.1% interest in CDKnet, LLC in exchange for Technology Horizon's common stock.

                  Assignment Agreement dated June 3, 1998, between Kelly Music & Entertainment Corp. and CDKnet, LLC regarding an exchange of debt for interest in CDKnet, LLC.

                  Debt Conversion Agreement dated June 2, 1998 between CDKnet, LLC, Creative Technology, LLC and Alvin Pock into CDKnet, LLC stock.

                  Amendment dated May 8, 1998 to Stockholders' Agreement dated May 7, 1998 between CDKNET.COM, Inc. and stockholders.


                  Stockholders Agreement dated May 7, 1998, among Technology Horizons Corp. and its shareholders regarding disposition of stock.

                  Letter dated May 7, 1998 to Investors and Members of Creative Technology, LLC from Steven Horowitz, President, regarding company developments.

                  Creative Technology, LLC Private Placement Summary dated October 24, 1997.

4.       Applicable Contracts in Excess of $25,000
         -----------------------------------------

                  Agreement dated October 25, 1999, between CDKnet, LLC and Atomic Pop, LLC to license CDK Technology.

                  Consulting Agreement dated July 20, 1999, between CDKNET.COM, Inc. and Quest Partners Ltd. regarding financing advice in exchange for options to purchase common stock.

                  Letter Agreement dated April 26, 1999 between, T.B.A. Network, Inc. and CDKnet, LLC regarding potential business (Garth Brooks/Capitol Records- Nashville) with compensation in the form of options to purchase common stock.

                  Letter Agreement dated April 8, 1999, between CDKNET and Arcadia Marketing Inc. regarding the marketing of CDK technology.

                  Agreement dated March 29, 1999, between Central Park Media Corp. and CDKnet LLC regarding the use of CDK technology.

                  Agreement dated March 19, 1999 between Peterson's and CDKnet, LLC regarding an affiliated marketing arrangement for "CollegeQuest" using CDK technology.

                  Service Contract dated March 8, 1999 between CDKnet, LLC and David D. Madlock of Microtech for Custom CD and software enhancements.

                  Letter Agreement dated January 27, 1999, between Phoenix Media Group, Inc., and CDKnet, LLC regarding the use of CDK technology.

                  Letter Agreement dated January 12, 1999, between Oxygen Records and CDKnet, LLC regarding use of CDK technology.

                  Letter Agreement dated January 12, 1999, between Pet Rock Records and CDKnet, LLC regarding use of CDK technology.

                  Agreement dated January 8, 1999 between CDKnet, LLC, The Latin Music Factory, Inc. and the American Latin Broadcasting Company establishing a strategic marketing partnership to create, market and distribute Latin Music video CDKs.

                  Letter Agreement dated December 9, 1998, between Wind-up Entertainment and CDKnet, LLC regarding the use of CDK technology.

                  Letter Agreement dated October 21, 1998, between Atlantic Recording Corporation and CDKnet, LLC regarding use of CDK technology.

                  Order Fulfillment Agreement dated July 14, 1999 between CDKnet, LLC and Sound Delivery regarding development of a music website.

                  Letter Agreement dated June 12, 1998, between Mutiny Records and CDKnet, LLC regarding the use of CDK technology.

                  Letter Agreement dated June 2, 1998, between Foundation Records and CDKnet, LLC regarding the use of CDK technology.

                  Agreement dated June 1, 1998 between CDKnet, LLC and 1-800-Prime CD regarding use of CDK technology.

                  Agreement dated May 27, 1998 between TLP, Inc. and CDKnet, LLC regarding the use of CDK technology for Citibank's Elton John Tour.

                  Letter Agreement dated May 4, 1998, between Megaforce Entertainment and CDKnet, LLC regarding the use of CDK technology.

                  Letter Agreement dated April 21, 1998, between J-Bird Records and CDKnet, LLC regarding the use of J-Bird's album content with Citibank Promotions.

                  Letter Agreement dated April 13, 1998, between Hot Entertainment and CDKnet, LLC regarding the use of CDK technology.

                  Letter Agreement dated April 13, 1998, between Y&T Music and CDKnet, LLC regarding the use of CDK technology.

                  Letter Agreement dated February 25, 1998, between Ignition Records and CDKnet, LLC regarding the use of CDK technology.

                  Undated Agreement between CDKnet, LLC and the Hungarian Broadcasting Corp. regarding the use of CDK technology and the EMusicFactory.

5.       SEC, OTCBB and Other Regulatory Filings
         ---------------------------------------

         A.       SEC Filings
                  -----------

                  1.       CDKNET.COM, INC.

                           Form 10-SB
                           Registering Common Stock, par value $.0001
                           Filed 10/7/99
                           Amendment No. filed 10/25/99

                  2.       CDKNET.COM, INC.
                           Rule 504 Regulation D -- Amendment
                           Units and Common Stock
                           Filed 2/22/99

                  3.       Technology Horizons Corp.
                           Rule 504 Regulation D
                           Shares
                           Filed 10/30/98

                  4.       Technology Horizons Corp.
                           Rule 504 Regulation D
                           Units
                           Filed 10/30/98

                  5.       Technology Horizons Corp.
                           Rule 504 Regulation D
                           Shares
                           Filed 9/28/98

                  6.       Technology Horizons Corp.
                           Rule 504 Regulation D
                           Units
                           Filed 9/21/98

         B.       OTC Bulletin Board
                  ------------------

                  -- Form 211 filed on April 7, 1998 by International Pizza
                  Group.

         C.       New York State
                  --------------

                  -- Form M-11 filed May 1998 by International Pizza Group.


6.       Title to Properties; Liens and Encumbrances
         -------------------------------------------

         A.       Real Properties Owned by the Company or its Subsidiaries
                  --------------------------------------------------------

                                    None

         B.       Real Property Leased by the Company or its Subsidiaries
                  -------------------------------------------------------


                  1. Office Lease agreement between Kelly Music and Entertainment, Corp. and Fisk Bldg. Associates dated December 10, 1996 for the property at 250 West 57th Street, Suite 1101, New York, New York.

                  2. Office equipment lease between Pitney Bowes Credit Corporation & CDKNET dated February 10, 1998 for a Mailing System at 250 West 57th Street, New York, New York.


         C.       Material Tangible Assets Owned by the Company or its
                  ----------------------------------------------------
                  Subsidiaries
                  ------------

                  Equipment Purchase Agreement dated January 22, 1999 between Bandia America Incorporated and CDKNET, LLC regarding the CDKNET's purchase of Microtech Equipment.

         C.       Material Tangible Assets Leased by the Company or its
                  -----------------------------------------------------
                  Subsidiaries
                  ------------

                                    None


7.       Patents and Other Proprietary Rights
         ------------------------------------

         Patents
         -------

         --       Pending
                  -------
                  Enhanced Rotary Recording Medium
                  Serial No. 08/713,237 - Filed September 12, 1996 Our Docket No. 56046

         --       Not Yet Filed
                  -------------
                  Patent Application for Security System for Internet Transfer Our Docket No. 59624

         Trademarks
         ----------

         --       Pending
                  -------
                  TM: CDK

                  Serial No. 75/426,937 - Filed February 2, 1998
                  Our Docket No. 55716

         --       Pending
                  -------
                  TM: MIX FACTORY
                  Serial No.
                  Our Docket No. 59365

         --       Not Yet Filed
                  -------------
                  TM: VIRTUAL BANDWIDTH
                  Our Docket No. 59614

         --       Not Yet Filed - waiting on search report
                  -------------
                  TM: DIRECT ACCESS
                  Our Docket No.

         --       Not Yet Filed - waiting on search report
                  -------------
                  TM: DIRECT BROKER
                  Our Docket No.

         --       Not Yet Filed - waiting on search report
                  -------------
                  TM: WHERE ACCESS IS THE POINT
                  Our Docket No.

         Misc Matters
         ------------

         --       Kelly & Fredericks
                  Our Docket No. 56274

         --       Patent Opinion on CDK-Live
                  Our Docket No. 58184

         --       Copyright

8.       Legal Proceedings
         -----------------

                  None

9.       Transactions with Affiliates
         ----------------------------

         A.       Executive Officers and Directors of the Company
                  -----------------------------------------------

                  Steven A. Horowitz -- Managing Director

         B.       Executive Officers and Directors of Its Subsidiaries
                  ----------------------------------------------------

                  Steven A. Horowitz --  Director, Chairman, CEO, CFO and
                  Secretary

                  Andrew J. Schenker -- Director

                  Anthony J. Bonomo -- Director

                  Shai Bar-Lavi -- President

                  Keith Fredericks -- Senior Vice President, Chief Technical Officer

                  Michael Jolly -- Senior Vice President, Chief Business Development Officer

                  Russell Kern -- Vice President,  Director of Marketing

                  Tom Ross -- Executive Vice President and Entertainment Division Chief

         C.       Beneficial Owners of 5% of the Company's Common Stock
                  -----------------------------------------------------

                  See list

         D.       Agreement, Understandings or Proposed Transactions between the
                  --------------------------------------------------------------
Company and any of its Officers, Directors or Affiliates
--------------------------------------------------------

                  None other than those otherwise disclosed herein.

11.      Employee Compensation Plans and Contracts
         -----------------------------------------

                  Technology Horizons Corp. 1998 Equity Incentive Plan.

                  Employment Agreement dated August 1, 1999, between CDKnet, LLC and Tom Ross.

                  Employment Agreement dated August 1, 1999, between CDKnet, LLC and Shai Bar-Lavi.

                  Finder's Agreement dated June 1, 1999, between CDKNET.COM, Inc., Shai Bar- Lavi and Frederick E. Smithline.

                  Termination and Settlement Agreement dated May 31, 1999, between CDKnet,

                  LLC, CDKNET.COM, Inc. and Ron Leong.

                  Employment Agreement dated December 1, 1997, between Technology and Applications, LLC and Ron Leong.


12.      Insurance
         ---------

         A.       Policies Held by the Company or Subsidiaries
                  --------------------------------------------

                  St. Paul Fire and Marine Insurance Co.
                  Policy # TEO6500522
                  Policyholder: CDKNET, LLC
                  Policy period: March 10, 1998 to March 10, 1999

         B.       Claims Denied by Insurance Companies
                  ------------------------------------

                           None

                                CDKNET.COM, INC.



                        WARRANT TO PURCHASE COMMON STOCK



                     THE TRANSFERABILITY OF THIS WARRANT IS
                      RESTRICTED AS PROVIDED IN SECTION 2.


Void after November 2, 2001                  Right to Purchase 71,486 shares of
                                            Common Stock (subject to adjustment)


No. W-1


                                    PREAMBLE

CDKNet.Com, Inc. (the "Company"), a Delaware corporation, hereby certifies that, for value received, The Gross Foundation, Inc., whose address is 1660 49th Street, Brooklyn, New York 11204, or its registered assigns (hereinafter, the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M. New York time, on November 2, 2001(such time, the "Expiration Time"), _______ shares of the Company's fully paid and nonassessable shares of common stock, par value $0.0001 per share (the "Common Stock") of the Company, at the purchase price per share (the "Purchase Price") of $.75 (the "Initial Purchase Price"). The number and character of such Common Stock and the Purchase Price are subject to adjustment as provided herein.

This Warrant is one of the Warrants to Purchase Common Stock (the "Warrants"), evidencing the right to purchase Common Stock of the Company, issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated November 2, 1999 between the Company and the Purchasers identified therein. The Securities Purchase Agreement contains certain additional terms that are binding upon the Company and each Registered Holder of the Warrants. A copy of the Securities Purchase Agreement may be obtained by any Registered Holder of the Warrants from the Company upon written request. Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

The term "Company" includes any corporation which shall succeed to or assume the obligations of the Company hereunder.

The term "Common Stock" includes all shares of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily be entitled to vote for the election of directors of the Company (even though the right so to vote has been suspended by the happening of a contingency).

The term "Other Securities" refers to any class of shares (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 6 or otherwise.

The term "Shares" means the Common Stock issued or issuable upon exercise of the Warrants.

1.   REGISTRATION RIGHTS.

         The rights of the holders of Warrants to register Warrants or Shares shall be as stated in the Registration Rights Agreement of even date herewith.

2.   RESTRICTED STOCK.

         2.1. If, at the time of any transfer or exchange (other than a transfer or exchange not involving a change in the beneficial ownership of such Warrant or Shares) of a Warrant or Shares, such Warrant or Shares shall not be registered under the Securities Act, the Company's obligation to transfer such Warrant or Shares shall be subject to the provisions of Section 5 of the Securities Purchase Agreement.

3.       EXERCISE OF WARRANT.

         3.1. Exercise in Full. The holder of this Warrant may exercise it in full prior to the Expiration Time by surrendering this Warrant, with the form of Election to Purchase at the end hereof duly executed by such holder, to the Company in the manner set forth in Section 5 of the Securities Purchase Agreement. The surrendered Warrant shall be accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock called for on the face of this Warrant (without giving effect to any adjustment therein) by the Initial Purchase Price.

         3.2. Partial Exercise. This Warrant may be exercised in part by surrender of this Warrant in the manner provided in Subsection 3.1, except that the exercise price shall be calculated by multiplying (a) the number of shares of Common Stock as shall be designated by the holder in the subscription at the end hereof by (b) the Initial Purchase Price. On any such partial exercise, subject to the provisions of Section 2 hereof, the Company, at its expense will forthwith issue and deliver to or upon the order of the Registered Holder hereof a new Warrant or Warrants of like tenor, in the name of the Registered Holder hereof or as such Registered Holder may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (without giving effect to any adjustment therein) equal to the number of such shares called for on the face of this Warrant minus the number of such shares designated by the Registered Holder in the applicable

Election to Purchase.

         3.3. Cashless Exercise. (a) Notwithstanding any provisions herein to the contrary, in lieu of exercising this Warrant for cash, the Registered Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed subscription form (in the form annexed hereto) and notice of such election in which event the Company shall issue to the Registered Holder a number of shares of Common Stock computed using the following formula:

                                    X = Y (A-B)
                                        -------
                                           A
         Where:

         X = the number of shares of Common Stock to be issued to the Holder

         Y = the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

         A = the current market value of one share of the Company's Common Stock (at the date of such calculation)

         B = existing Purchase Price (as adjusted to the date of such calculation)

                  (b) Current market value shall have the meaning set forth in this Section 3. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Registered Holder thereof to purchase the balance of the Warrant exercisable hereunder. Upon receipt by the Company of this Warrant together with the cashless exercise subscription form at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Registered Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Registered Holder.

                  (c) For purposes of this Section 3, Current Market Value shall mean:

                      If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the average of the last reported sale price of the Common Stock on such exchange or market for the last five trading days ending on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

                      (1)If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on any over the counter market, the current Market Value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                      (2)If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such good faith reasonable manner as may be prescribed by the Company's Board of Directors.

                      (3)The current market value of a share shall be determined on a going concern basis, without any discount for lack of liquidity or based upon the sale of a minority interest.

         (4) 3.4. Company Acknowledgment. The Company will, at the time of the exercise, exchange or transfer of this Warrant, upon the request of the Registered Holder hereof, acknowledge in writing its continuing obligation to afford to such Registered Holder or transferee any rights (including, without limitation, any right to registration of the Company's shares of Common Stock) to which such Registered Holder or transferee shall continue to be entitled after such exercise, exchange or transfer in accordance with the provisions of this Warrant, provided that if the Registered Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Registered Holder or transferee any such rights.

4.   DELIVERY OF SHARE CERTIFICATES UPON EXERCISE.

Following the exercise of this Warrant in full or in part, within the time periods and in the manner provided by Section 5(b) of the Securities Purchase Agreement, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the Registered Holder hereof, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and nonassessable Common Stock to which such Registered Holder shall be entitled on such exercise, plus, in lieu of any fractional Share to which such Registered Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share of Common Stock (as computed in accordance with Subsection 5.1(d) hereof).

5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES OF COMMON STOCK.

         5.1. The Purchase Price hereof shall be subject to adjustment from time to time as follows:

                  (a) In case the Company shall (i) pay a dividend on its shares of Common Stock in Common Stock, (ii) subdivide its outstanding shares of Common Stock or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, then, in such an event, the Purchase Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Purchase Price will bear the same relation to the Purchase Price in effect immediately prior to any such event as the total number of shares of Common Stock outstanding immediately prior any such event shall bear to the total number of shares of Common Stock outstanding immediately after to such event. An adjustment made pursuant to this Section 5.1(a) shall, (i) become effective retroactively immediately after the record date in the case of a dividend and shall (ii) become effective immediately after the effective date in the case of a subdivision or combination. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein.

                  (b) In case the Company shall issue purchase rights, options or warrants to all its stockholders generally with respect to shares of Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock at a Net Consideration Per Share (as defined in subdivision (e) below) which is less than the Purchase Price at the time of such issuance, the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which could be purchased at the Purchase Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock offered for subscription or purchase. Such adjustment shall be made whenever such purchase rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. In the event the Company shall subsequently cancel or terminate such purchase rights, options or warrants, the Purchase Price shall be readjusted to be the same as if the Company had not issued such purchase rights, options or warrants.

                  (c) In case the Company shall distribute to all holders of its shares of Common Stock, Other Securities, evidences of its indebtedness or assets (excluding cash dividends or distributions) or purchase rights, options or warrants to subscribe for or purchase such Other Securities, evidences of indebtedness or assets (excluding those referred to in subdivision (b) above), Other Securities, then in each such case, the Purchase Price in effect thereafter shall be determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (as determined in accordance with the provisions of subdivision (d) below) on the record date mentioned below, less the fair market value as determined by the Board of Directors (whose determination shall be conclusive) of the Other Securities, assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) For the purpose of any computation under subdivisions (b) and (c) above, the current market price per share of Common Stock shall be deemed to be the closing price of the Company's shares of Common Stock on the date that the computation is made.

                  (e) "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration received by the Company for the issuance of such purchase rights, options, warrants or other purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such purchase rights, options, warrants, or other purchase rights were exercised, exchanged or converted.

                  (f) No adjustment of the Purchase Price shall be made if the amount of such adjustment shall be less than $.02 per share, but in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment so carried forward, shall amount to not less than $.02 per share. In case the Company shall at any time issue shares of Common Stock by way of dividend on any class of stock of the Company or subdivide or combine the outstanding shares of Common Stock, said amount of $.02 per share (as theretofore increased or decreased, if the same amount shall have been adjusted in accordance with the provisions of this subparagraph) shall forthwith be proportionately increased in the case of a combination or decreased in the case of such a subdivision or stock dividend so as to appropriately reflect the same.

                  5.2. Upon each adjustment of the Purchase Price pursuant to subdivisions (a) and (b) of Section 5.1, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted to the number of shares of Common Stock, calculated to the nearest one hundredth of a share, obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon the exercise of this Warrant Certificate by the Purchase Price in effect prior to such adjustment and dividing the product so obtained by the new Purchase Price.

                  5.3. In the event of any capital reorganization of the Company, or of any reclassification of the shares of Common Stock, this Warrant shall be exercisable after such capital reorganization or reclassification upon the terms and conditions specified in this Warrant, for the number of shares of stock or other securities which the shares of Common Stock issuable (at the time of such capital reorganization or reclassification) upon exercise of this Warrant would have been entitled to receive upon such capital reorganization or reclassification if such exercise had taken place immediately prior to such action. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the shares of Common Stock of the Company for the purposes of this Subsection 5.3.

                  5.4. Whenever the Purchase Price is adjusted as herein provided, the Company shall compute the adjusted Purchase Price in accordance with Subsection 5.1 and shall prepare a certificate signed by its Chief Financial Officer and any other executive officer setting forth the adjusted Purchase Price, and showing in reasonable detail the method of such adjustment and the fact requiring the adjustment and upon which such calculation is based, and such certificate shall forthwith be forwarded to the Registered Holder.

         5.5. The form of this Warrant need not be changed because of any change in the Purchase Price pursuant to this Section 5 and any Warrant issued after such change may state the same Purchase Price and the same number of shares of Common Stock as are stated in this Warrant as initially issued.

6.   ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

         6.1. Merger, Etc. In case at any time or from time to time after the date of issuance of this Warrant, the Company shall (a) consolidate with or merge into any other person or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company within three (3) years from the date of such transfer (any such transaction being hereinafter sometimes referred to as a "Reorganization"), then, in each such case, the Registered Holder of this Warrant, upon the exercise hereof as provided in Section 3 at any time after the consummation or effective date of such Reorganization (the "Effective Date"), shall receive, in lieu of the shares of Common Stock issuable on such exercise prior to such consummation or such Effective Date, the stock and other securities and property (including cash) to which such Registered Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Registered Holder had so exercised this Warrant, immediately prior thereto (all subject to further adjustment thereafter as provided in Section 5). The Company shall not effect a transaction of the type described in clause (a) or (b) above unless upon or prior to the consummation thereof, the Company's successor corporation, or if the Company shall be the surviving company in any such Reorganization but is not the issuer of the shares of stock, securities or other property to be delivered to the holders of the Company's outstanding shares of Common Stock at the effective time thereof, then such issuer, shall assume in writing the obligation hereunder to deliver to the Registered Holder of this Warrant such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the provisions hereof.

         6.2. Dissolution. Except as otherwise expressly provided in Subsection 6.1, in the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the holders of the Warrants after the effective date of such dissolution pursuant to this Section 6 to a bank or trust company having its principal office in New York City, as trustee for the holder or holders of the Warrants.

         6.3. Continuation of Terms. Except as otherwise expressly provided in Subsection 6.1, upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.

7.   NO DILUTION OR IMPAIRMENT.

The Company will not, by amendment of its Certificate of Incorporation or By-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants, as specified herein and in the Securities Purchase Agreement, against dilution (to the extent specifically provided herein) or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrants above the amount payable therefor on such exercise, (b) will at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issue upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon exercise of this Warrant in full and shall take all such action as may be necessary or appropriate in order that all shares of Common Stock that shall be so issuable shall be duly and validly issued and fully paid and nonassessable and free from all taxes, shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and (c) will not effect a subdivision or split up of shares or similar transaction with respect to any class of the Common Stock without effecting an equivalent transaction with respect to all other classes of Common Stock.

8.   ACCOUNTANT'S CERTIFICATE AS TO ADJUSTMENTS.

In each case of any adjustment or readjustment in the Common Stock issuable on the exercise of the Warrants, the Company, at its expense, will promptly cause the independent certified public accountants of recognized standing selected by the Company to compute such adjustment or readjustment in accordance with the terms of the Warrants and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the Purchase Price in effect and number and type of Shares for which the Warrants were exercisable immediately prior to such issue or sale and as each is adjusted and readjusted on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the Purchase Price and the number and type of Shares at the time in effect and showing how it was calculated.

9.   NOTICE OF RECORD DATE.

In case of

                           (a) any taking by the Company of a record of the
holders of any class of its securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) any capital reorganization of the Company, any
reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or consolidation or merger of the Company with or any voluntary or involuntary dissolution, liquidation or winding up of the Company, or

                           (c) events shall have occurred resulting in the
voluntary or involuntary dissolution, liquidation or winding up of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Warrant a notice specifying (i) the date on which any record is to be taken for the purpose of any such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up.

10.  EXCHANGE OF WARRANTS.

On surrender for exchange of any Warrant, properly endorsed, to the Company, the Company, at its expense, will issue and deliver to or (subject to Section 2) on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder or any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

11.  REPLACEMENT OF WARRANTS.

On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction of any Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

12.  WARRANT AGENT.

The Company may, by written notice to each holder of a Warrant, appoint an agent having an office in New York, New York, for the purpose of issuing shares of Common Stock on the exercise of the Warrants pursuant to Section 3, exchanging Warrants pursuant to Section 10, and replacing Warrants pursuant to Section 11, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

13.  REMEDIES.

The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

14.  NEGOTIABILITY, ETC.

This Warrant is issued upon the following terms, to all of which each Registered Holder or owner hereof by the taking hereof consents and agrees:

                  (a) subject to the terms of Section 4 of the Securities Purchase Agreement, title to this Warrant may be transferred by endorsement (by the Registered Holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

                  (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

                  (c) until this Warrant is transferred on the books of the Company, the Company may treat the Registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

15.  NOTICES.

All notices and other communications from the Company to the Registered Holder of this Warrant shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed, to such address as may have been furnished to the Company in writing by such Registered Holder or, until any such Registered Holder furnishes to the Company an address, then to, and at the address of, the last Registered Holder of this Warrant who has so furnished an address to the Company.

16.  MISCELLANEOUS.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant is being delivered in the State of New York and, except for provisions with respect to internal corporate matters of the Company which shall be governed by the corporate laws of the State of [Delaware], shall be construed and enforced in accordance with and governed by the laws of the State of New York, without regard to principles of conflict of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. All nouns and pronouns used herein shall be deemed to refer to the masculine, feminine or neuter, as the identity of the person or persons to whom reference is made herein may require.

17.  EXPIRATION.

The right to exercise this Warrant shall expire at 5:00 P.M., New York time, on November 2, 2001.

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of November 2, 1999.





                                     CDKNET.COM, INC.



                                     By: /s/ Steven A. Horowitz
                                        ----------------------------
                                            Name:
                                            Title:


Attest:


By: /s/ Steven A. Horowitz
   ----------------------------
       Name:
       Title:

                                                                         Annex A


                          FORM OF ELECTION TO PURCHASE


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase ____________ shares of Common Stock and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of CDKNET.COM, INC., in the amount of $____________, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _______________________, whose address is ______________________________ and that such Certificate be delivered to
________________________, whose address is ___________________________________.

Dated:

                  Name:
                       ---------------------------------
                  Signature:
                            ----------------------------

                  (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Warrant.)

                  -----------------------------

                  (Insert Social Security or Other
                  Identifying Number of Holder)

                                                                         Annex B

                       CASHLESS EXERCISE SUBSCRIPTION FORM


         The undersigned ________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of Common Stock of CDKNet, Inc. (the "Company") as are issuable in accordance with the formula set forth in Section 3.3 of the Warrant, and makes payment therefore in full by cancellation of Warrants to purchase _______ shares of the Company's Common Stock. (If this is a partial exercise of the Warrant, a new Warrant for the remaining number of unexercised Warrants shall be issued by the Company.) The undersigned requests that a certificate for such shares of Common Stock be registered in the name of _______________________, whose address is ______________________________ and that such Certificate be delivered to
________________________, whose address is ___________________.

Dated:

                  Name:
                       ------------------------------------
                  Signature:
                            -------------------------------

                  (Signature must conform in all respects to the name of the Registered Holder, as specified on the face of the Warrant.)

                  -----------------------------

                  (Insert Social Security or Other
                  Identifying Number of Holder)

                                                                         Annex C


                               FORM OF ASSIGNMENT



             (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO TRANSFER THE WARRANT.)


         FOR VALUE RECEIVED, ________________

hereby sells, assigns and transfers unto

-----------------------------------
(Please print name and address of transferee)

this Warrant, together with all right, title and interest therein, and does so hereby irrevocably constitute and appoint _______________________ Attorney, to transfer the within Warrant on the books of the within-named Company, with full power of substitution.

         Dated:


               Name:
                    ---------------------------------
               Signature:
                         ----------------------------

               (Signature must conform in all respects to the name of the Registered Holder, as specified on the Warrant.)

               --------------------------------

               (Insert Social Security or Other Identifying Number of Assignee).

                   EXHIBIT C TO SECURITIES PURCHASE AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 2, 1999 (this "Agreement"), is made by and among CDKNET.COM, Inc., a Delaware corporation, with headquarters located at 595 Stewart Avenue, Garden City, New York 11530 (the "Company"), and the purchasers party hereto (each, a "Purchaser," and collectively, the "Purchasers").

                              W I T N E S S E T H:

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of November 2, 1999, among the Purchasers and the Company (the "Securities Purchase Agreement"), the Company has agreed to issue and sell to the Purchasers, shares ("Shares") of common stock, par value $.0001 per share (the "Common Stock");

WHEREAS, to induce the Purchasers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Purchasers hereby agrees as follows:

1.  DEFINITIONS.

         (a) As used in this Agreement, the following terms shall have the following meanings:
                  (i) "Purchaser" means the Purchasers party hereto, or any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

                  (ii) "Register," "Registered," and "Registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the U.S. Securities and Exchange Commission (the "Commission").

                  (iii) "Registrable Securities" means the Shares and the shares of Common Stock issuable upon exercisable of the Warrants.

                  (iv) "Registration Statement" means a registration statement of the Company filed under the Securities Act or the Exchange Act.

          Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement.

2.       REGISTRATION.

          (a) REGISTRATION UNDER EXCHANGE ACT. On or prior to the Required Effectiveness Date (as defined below), the Company shall cause its shares of Common Stock to become subject to an effective registration statement under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act").

          (b) MANDATORY REGISTRATION UNDER THE SECURITIES ACT. Within forty-five
(45) days of the Closing Date, the Company shall file with the Commission a Registration Statement on Form SB-2 (or another appropriate form, if Form SB-2 is unavailable) covering (a) the shares of Common Stock sold under the Securities Purchase Agreement, (b) shares of Common Stock issuable upon exercise of the Warrants, and (c) in accordance with Rule 416 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of the Warrants resulting from any adjustment in the applicable Exercise Price of the Warrants or to prevent dilution resulting from stock splits or stock dividends. The Company shall use its best efforts to cause such Registration Statement or amended Registration Statement, as the case may be, to become effective within ninety (90) days following the Closing Date (or, if the Commission elects to conduct a review of such Registration Statement, one hundred twenty (120) days following the Closing Date, such date, the "Required Effectiveness Date"). Notwithstanding the foregoing, the Company shall be required to cause any such Registration Statement or amendment thereto to become effective within 48 hours of the time at which the Commission advises the Company that (i) it does not intend to review such Registration Statement or amendment or (ii) if the Commission does conduct such a review, that it has no further comments with respect to such Registration Statement or amendment and/or no objection to the Company's filing of a request for acceleration with respect to such Registration Statement or Amendment. The Company shall keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Company) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the Securities Act (the "Registration Period").

          (c) PIGGYBACK REGISTRATION. (i) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a Registration relating solely to employee share option plans or pursuant to an acquisition transaction on Form S-4, the Company will:

                           (A) provide to the Purchasers written notice thereof
as soon as practicable prior to filing the Registration Statement; and

                           (B) include in such Registration and in any
underwriting involved therein, all of the Registrable Securities specified in a written request by the Purchasers made within fifteen (15) days after receipt of such written notice from the Company.

                  (ii) If the Registration is for a registered public offering involving an underwriting, the Company shall so advise the Purchasers as a part of the written notice given pursuant to this Section. In such event, the rights of the Purchasers hereunder shall include participation in such underwriting and the inclusion of the Registrable Securities in the underwriting to the extent provided herein. To the extent that a Purchaser proposes to distribute its securities through such underwriting, such Purchaser shall (together with the Company and any other securityholders of the Company distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section, if the managing underwriter of such underwriting determines that marketing factors require a limitation of the number of shares to be offered in connection with such underwriting, the managing underwriter may limit the number of Registrable Securities to be included in the Registration and underwriting (provided, however, that (a) the Registrable Securities shall not be excluded from such underwritten offering prior to any securities held by officers and directors of the Company or their affiliates, (b) the Registrable Securities shall be entitled to at least the same priority in an underwritten offering as any of the Company's existing securityholders and (c) the Company shall not enter into any agreement that would provide any securityholder with parity or priority to the Purchasers in connection with an underwritten offering greater than the priority granted to the Purchasers hereunder. The Company shall so advise any of its other securityholders who are distributing their securities through such underwriting pursuant to their respective piggyback registration rights, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among the Purchasers and all other securityholders of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by the Purchasers and such other securityholders at the time of the filing of the registration statement. If any Purchaser disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company. Any Registrable Securities so excluded or withdrawn from such underwriting shall be withdrawn from such Registration.

          (d) PRIORITY IN FILING. The Company covenants that beginning on the Closing Date and until the later to occur at (i) such time as a Registration Statement pursuant to Section 2(b) of this agreement has been filed and shall have remained effective for a period of at least 180 days or (ii) the end of the Lock-Up Period, the Company will not file any other registration statement without the written consent of the Purchasers holding a majority of the shares of Common Stock purchased on the Closing Date or their representative.

          (e) LIQUIDATED DAMAGES. In the event that (i) any Registration Statement or amendment thereto required to be filed or to be declared effective under the Securities Act or the Exchange Act pursuant to the terms of this Agreement is not so timely filed or timely declared effective, or (ii) any of the conditions described in Section 3(d) or 3(e) of this Agreement remains in effect, the Company shall be required to pay to each Purchaser an amount equal to 2.0% of the purchase price of the Registrable Securities held by such Purchaser for every 30-day period in which such filing or effectiveness was delayed or during which any of such conditions were in effect, adjusted pro rata for any period of less than 30 days in which such circumstances occurred. The Company shall make any payments required to be made pursuant to this paragraph to each Purchaser on the last business day of each month, without demand therefor.

         (f) NON-PUBLIC INFORMATION. Notwithstanding the provisions of Section 2(f), the payments set forth in such paragraph shall not accrue during any period not to exceed 20 days in length if the Company delivers to the Purchasers a written notice indicating that there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be publicly disclosed in a Registration Statement filed pursuant to this Agreement, provided that there shall be not more than two such periods in any single 12-month period, and provided that there shall be at least 30 days between such periods, and provided that the Company shall not disclose to the Purchasers such material non-public information.

3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

         (a) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectuses used in connection with the Registration Statement as may be necessary to keep the Registration effective at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities of the Company covered by the Registration Statement until such time as all of the Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statement;

         (b) Furnish to each Purchaser whose Registrable Securities are included in the Registration Statement, and its legal counsel identified to the Company, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto, all comment letters from the Commission staff and such other documents, as such Purchaser may reasonably request in order to facilitate the disposition of its Registrable Securities;

         (c) Use reasonable efforts to (i) register and qualify the Warrants and the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchasers who hold a majority in interest of the Registrable Securities being offered may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions.

         (d) As promptly as practicable after becoming aware of such event, notify each Purchaser of the occurrence of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and to use its best efforts to promptly prepare a supplement or amendment to the Registration Statement or other appropriate filing with the Commission to correct such untrue statement of omission, and to deliver a number of copies of such supplement or amendment to each Purchaser as such Purchaser may reasonably request;

         (e) As promptly as practicable after becoming aware of such event, notify each Purchaser who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time, and to use its best efforts to promptly obtain the withdrawal of such stop order or other suspension of effectiveness;

         (f) If the offering is underwritten, at the request of a Purchaser, to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to any Purchaser selling Registrable Securities in connection with such underwriting, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (ii) a letter dated such date from the Company's independent public accountants addressed to the underwriters and to such Purchasers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request;

         (g) Cooperate with the Purchasers who hold Registrable Securities being offered to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request, and registered in such names as the Purchasers may request; and, within three (3) business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers whose Registrable Securities are included in such Registration Statement) an appropriate instruction and opinion of such counsel.

4. OBLIGATIONS OF THE PURCHASERS. In connection with the registration of the Registrable Securities, the Purchasers shall have the following obligations:

         (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement of the Registrable Securities of each Purchaser that such Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. At least seven (7) business days prior to the first anticipated filing date of the Registration Statement, the Company shall notify such Purchaser of the information the Company requires from such Purchaser (the "Requested Information") if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. If, at least two (2) business days prior to the filing date, the Company has not received the Requested Information from a Purchaser, then the Company may file the Registration Statement without including the Registrable Securities of such Purchaser;

         (b) The Purchaser, by such Purchaser's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of such Purchaser's election to exclude all of such Purchaser's Registrable Securities from such Registration Statement;

         (c) Each Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d) or 3(e) above, such Purchaser will immediately discontinue disposition of its Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such copies of the supplemented or amended prospectus contemplated by Section 3(d) or 3(e) shall be furnished to such Purchaser; and

         (d) Each Purchaser agrees that it shall comply with all applicable prospectus delivery requirements set forth in the Securities Act with respect to any Registration Statement filed pursuant to this Agreement.

5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualifications fees, printing and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company.

6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Purchaser, the directors, if any, of such Purchaser, the officers, if any, of such Purchaser, each person, if any, who controls any Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall, subject to the provisions of Section 6(b) below, reimburse each Purchaser, promptly as such expenses are incurred and are due and payable, for any reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which such Purchaser is a party), incurred by it in connection with the investigation or defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the Warrants or Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. Each Purchaser will indemnify the Company and its officers and directors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of such Purchaser, expressly for use in connection with the preparation of the Registration Statement, subject to such limitations and conditions are applicable to the indemnification provided by the Company to this Section 6.

         (b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, provided, however, that an Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if,
(i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such Indemnified Person to have charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such Indemnified Person or Persons shall have reasonably concluded that the representation by such counsel for the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding, in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying party; provided, however, that the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstance, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Indemnified Persons. In such event, the Company shall pay for only one separate legal counsel for the Purchasers, and such legal counsel shall be selected by the Purchasers holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

         (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

         (d) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and any Purchasers in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 6(d), any Purchaser, its officers, directors, partners or any person controlling such Purchaser is held liable for an amount which exceeds the aggregate proceeds received by such Purchaser from the sale of Registrable Securities included in a registration, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse such Purchaser for such Excess Liability.

7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing, (a) no contribution shall be made under circumstances where the payor would not have been liable for indemnification under the fault standards set forth in
Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to for so long as one or more classes of its Common Stock shall be reinstated under the Exchange Act:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

         (c) furnish to each Purchaser, so long as such Purchaser owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchasers to sell such securities pursuant to Rule 144 without registration.

9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by each Purchaser to any transferee of all or any portion of the Securities held by such Purchaser if: (a) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the Securities with respect to which such registration rights are being transferred or assigned; (c) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (d) the transfer of the relevant Securities complies with the restrictions set forth in Section 4 of the Securities Purchase Agreement. In the event of any delay in filing the Registration Statement as a result of such assignment, the Company shall not be liable for any damages arising from such delay.

10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Purchaser and the Company.

11.      MISCELLANEOUS.

         (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

         (b) Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days advance written notice to each of the other parties hereto.


COMPANY:                         CDKNET.COM, INC.
                                 595 Stewart Avenue
                                 Garden City, New York  11530
                                 ATT.:  Shai Bar Levi
                                 Tel.:  (212) 547-6061
                                 Fax:  (212) 265-3878


                                 with copies to:

                                 FOLEY HOAG ELIOT LLP
                                 One Post Office Square
                                 Boston, Massachusetts  02109
                                 ATT.: David Broadwin
                                 Tel.:  (617) 832-1000
                                 Fax:  (617) 832-7000

PURCHASERS:                      At the addresses set forth on the signature
                                 page of this Agreement, as such addresses may be updated from time to time by each of the Purchasers.


                                 with copies to:


                                 EPSTEIN, BECKER & GREEN, P.C.
                                 250 Park Avenue
                                 New York, New York 10177
                                 ATT: Joseph A. Smith
                                 Tel.: (212) 351-4500
                                 Fax: (212) 661-0989


          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. Subject to the provisions of Section 10 hereof, this Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth, or referred to herein and in the other Primary Documents. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

         (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

         (h) The Company acknowledges that any failure by the Company to perform its obligations under this Agreement, or any delay in such performance could result in direct damages to the Purchaser, and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct damages caused by any such failure or delay, unless same is the result of force majeure.
Neither party shall be liable for consequential damages.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed.

                                          CDKNET.COM, INC.


                                          By: /s/ Steven Horowitz
                                             ---------------------
                                          Name: Steven Horowitz
                                          Title: Chairman
                                           /s/ Steven Horowitz
                                          ------------------------
                                          Steven Horowitz
                                           /s/ Shai Bar Levi
                                          ------------------------
                                          Shai Bar Levi
                                           /s/ Michael Sonnenberg
                                          ------------------------
                                          Michael Sonnenberg


                                          The Gross Foundation, Inc.

                                          By:
                                             -----------------------
                                          Name:
                                               ---------------------
                                          Title:
                                                --------------------

                                          ADDRESS:


                                          PHONE:
                                          FAX:


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